Exhibit 10.2


                               Amendment No. 4 to
                               Severance Agreement
                                      With
                            Nelson W. Armstrong, Jr.

         WHEREAS, Aztar Corporation (the "Corporation") has previously entered into that certain Severance Agreement, dated as of July 6, 1995, as amended through February 7, 2006, by and between the Corporation and Nelson W. Armstrong, Jr. (the "Executive" and such agreement, the "Severance Agreement"); and

         WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is in the best interests of the Corporation and its stockholders to ensure the Executive's continued attention and dedication to the his duties during the pendency of transactions contemplated by that certain Agreement and Plan of Merger by and among Pinnacle entertainment, Inc., PNK Development, Inc., and the Corporation, dated as of March 13, 2006 (such transactions, the "Merger"), by providing that the Severance Agreement shall not expire prior to the second anniversary of a change in control of the Company;

         NOW, THEREFORE, the Severance Agreement is hereby amended as follows:

         1. Section 1 of the Agreement is hereby amended to read in its entirety as follows:

         Term of Severance Agreement. This Severance Agreement shall commence on July 6, 1995 (the "Effective Date") and shall continue in effect through December 31, 2002 (the "Term"); provided, however, that commencing on January 1, 2002, and each January 1, thereafter, the Term shall automatically be extended for one additional year unless, not later than September 30 of the preceding year, the Corporation shall have given notice that the Term shall not be extended; and provided, further; and further provided, however, that if a Change in Control (as defined below) occurs during the Term, the Term shall expire no earlier than twenty-four (24) months beyond the month in which such Change in Control occurs. The Corporations obligations under Section 7 shall survive the expiration of the Term.

                  For purposes of this Severance Agreement, a "Change in Control" shall be deemed to occur if:

                  (i) any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities. For purposes of this Severance Agreement, (a) the term "Person" is used as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); provided, however, that the term shall not include the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, and (b) the term "Beneficial Owner" shall have the meaning given to such term in Rule 13d-3 under the Exchange Act.

                  (ii) during any period of two (2) consecutive years (not including any period prior to the execution of this Severance Agreement), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (i), (iii) or (iv) of this definition) whose election by the Board or nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (hereinafter referred to as "Continuing Directors"), cease for any reason to constitute at least a majority thereof;

                  (iii) stockholders of the Corporation approve a merger or consolidation of the Corporation with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 66-2/3% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization for the Corporation (or similar transaction) in which no Person acquires more than 25% of the combined voting power of the Corporation's then outstanding securities shall not constitute a Change in Control; or

                  (iv) the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation's assets; or

                  (v) any Person is or becomes the Beneficial Owner of securities of the Corporation representing ten percent (10%) or more of the combined voting power of the Corporation's then outstanding securities and (a) the identity of the Chief Executive Officer of the Corporation is changed during the period beginning sixty (60) days before the attainment of the ten percent (10%) beneficial ownership and ending two (2) years thereafter, or (b) individuals constituting at least one-third (1/3) of the members of the Board at the beginning of such period shall leave the Board during the period beginning sixty
         (60) days before the attainment of the ten percent (10%) beneficial ownership and ending two (2) years thereafter.

         Except as herein modified, the Severance Agreement shall remain in full force and effect.

         IN WITNESS WHEREOF, the authorized officer of the Corporation and the Executive have each executed this Amendment No. 4 to the Severance Agreement, effective as of March 23, 2006.

                                    AZTAR CORPORATION


                                    By /s/  Robert M. Haddock
                                      -----------------------------------------
                                    Name:   Robert M. Haddock
                                    Title:  Chairman of the Board, President and
                                            Chief Executive Officer


                                    EXECUTIVE

                                    /s/ Nelson W. Armstrong, Jr.
                                    -------------------------------------------
                                    Nelson W. Armstrong, Jr.
                                    Vice President, Administration and
                                    Secretary
                                    Address:
                                    c/o Aztar Corporation
                                    2390 East Camelback Road, Suite 400
                                    Phoenix, Arizona 85016